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Emerson Reports Third Quarter 2020 Results and Raises Full Year 2020 Guidance

•	GAAP net sales of $3.9 billion were down 16 percent; underlying sales were down 15 percent as demand declined due to COVID-19

•
GAAP EPS was $0.67, down 31 percent from $0.97 in the year prior; adjusted EPS, which excludes restructuring and related costs, was $0.80, exceeding midpoint of management guidance of $0.60, driven primarily by previously announced aggressive cost reduction actions, and a lower effective tax rate than expected

•	Delivered strong operating cash flow of $842 million in the quarter, and $1.85 billion year-to-date, up $52 million or 3 percent year-to-date

•	Delivered strong free cash flow of $738 million in the quarter, and $1.53 billion year-to-date, up $118 million or 8 percent year-to-date

•	Initiated $94 million of restructuring actions in the quarter, totaling $231 million year-to-date, continuing strong execution on the comprehensive cost reset plan

•	Updating full-year guidance as cost savings take effect, demand begins to stabilize, and the economy begins to reopen

ST. LOUIS, Aug 4, 2020 - Emerson (NYSE: EMR) today reported results for the third fiscal quarter ended June 30, 2020 and announced updated guidance for the full year.
Third quarter GAAP net sales were down 16 percent and underlying sales were down 15 percent excluding unfavorable currency of 1 percent. Revenue declines were in-line with management expectations, as COVID-19 negatively affected nearly all end markets and geographies throughout the quarter. The company continued to see particular weakness in North American markets while China grew by 3 percent. Third quarter trailing three-month underlying orders were down 19 percent, reflective of customers across industrial, commercial and residential markets cutting costs and budgets in response to COVID-19 related operating restrictions and a general drop in economic activity.
Third quarter gross profit margin of 41.3 percent was down 140 basis points from 42.7 percent due to manufacturing plant deleverage. Pretax margin of 11.7 percent and EBIT margin of 12.9 percent were down 470 basis points and 440 basis points, respectively. Adjusted EBIT margin, which excludes restructuring and related charges, was 15.3 percent for the quarter, down 240 basis points, reflecting deleverage, foreign exchange losses, and the effect of a higher stock price, which was mitigated by aggressive cost reductions and favorable price cost.
GAAP earnings per share was $0.67 and adjusted earnings per share, which excludes restructuring and related charges, was $0.80 and exceeded management’s guidance of $0.56 to $0.64. These results reflected the benefits of aggressive restructuring and cost control actions, and a lower effective tax rate than expected in the quarter.
Operating cash flow was $842 million, down $104 million or 11 percent for the quarter. Year-to-date operating cash flow was $1.85 billion, up $52 million or 3 percent. Free cash flow was $738 million, down $87 million or 11 percent, resulting in free cash flow conversion of 181 percent in the quarter. Year-to-date free cash flow was $1.53 billion, up $118 million or 8 percent.
“Like many organizations, Emerson has been forced to rapidly adapt to the COVID-19 reality during the quarter, and I'm extremely proud of how the team rose to the challenge." said Emerson Chairman and Chief Executive Officer David N. Farr. "Amidst all of the shifting dynamics and uncertainties, we remained steadfast in our primary focus of keeping employees safe and healthy, and serving customers in their essential industries with the vital technologies and services they rely upon. I want to personally thank our entire Emerson organization, and especially our front-line employees serving essential industries, for their diligence, professionalism, and unwavering commitment to supporting our customers and one another in this rapidly evolving and challenging environment. I also want to thank my fellow Office of the Chief Executive team members who remained in our offices every day throughout the third quarter to lead the company through these particularly challenging and ever-changing past 125 days.
“While sales results were in-line with expectations, profitability for the third quarter came in well above expectations, primarily driven by our ongoing aggressive cost actions and as Emerson remained at work around the world. Overall orders and revenue declines were in-line with management expectations, as most end markets were heavily impacted by COVID-19. Geographically, North America was down 20 percent and remains the key near-term challenge from a demand perspective. Cash flow in the quarter was strong, and we have provided updated guidance for the year as markets begin to stabilize and reopen, and our aggressive cost actions deliver significant savings."

Business Platform Results

Automation Solutions net sales decreased 14 percent, with underlying sales down 13 percent excluding unfavorable currency of 1 percent. In the Americas, underlying sales were down 19 percent, with North America down 20 percent, reflecting continued broad-based industrial weakness. Europe underlying sales were down 8 percent as both Western and Eastern European markets showed early signs of stabilizing. Asia, Middle East & Africa underlying sales dropped 6 percent, as solid growth in China of 9 percent was more than offset by weakness in the rest of Asia and the Middle East. Longer cycle businesses of final control and systems saw declines of high-single and mid-single digits respectively, while the shorter cycle instrumentation business had a sharper decline.
June trailing three-month underlying orders were down 19 percent, reflecting weakness across most end markets, with the exception of life sciences and medical. Geographically, the Americas dropped sharply, down 28 percent, while Europe declined by 12 percent. Asia, Middle East & Africa showed the most modest decline, down 9 percent. China orders were up 1 percent as the economy reopened. Backlog was unchanged from last quarter at approximately $5.1 billion.
Segment EBIT margin decreased 3.7 points to 12.0 percent, driven by deleverage and mix. Adjusted segment EBIT margin, which excludes restructuring and related costs, decreased 120 basis points to 15.1 percent while adjusted segment EBITDA margin decreased 30 basis points, to 20.4 percent. Total restructuring in the quarter was $80 million, and totals $192 million year-to-date.
Commercial & Residential Solutions net sales decreased 20 percent with underlying sales down 19 percent excluding unfavorable currency of 1 percent. Underlying sales in the Americas were down 20 percent, reflecting a broad-based decline, particularly in commercial end markets. Europe was down 12 percent as air conditioning weakness more than offset demand in heat pump markets. Finally, Asia, Middle East & Africa was down 18 percent, with China down 9 percent.
Order rates varied dramatically during the quarter, from down 35 percent in April year-over-year, to positive 1 percent in June. June trailing three-month underlying orders were down 19 percent, as the OEM and distribution-based businesses saw significant declines in business activity. Businesses more exposed to big box and do-it-yourself retail performed better but were still negative in the quarter. Geographically, North America dropped by 19 percent as commercial and professional tools markets were particularly weak. Asia orders declined by 20 percent, while China was down 7 percent. Europe dropped by 12 percent, as general weakness was somewhat offset by residential heat pump demand.
Segment EBIT margin decreased 3.3 points to 19.1 percent driven by deleverage. Adjusted segment EBIT margin, which excludes restructuring and related costs, decreased 270 basis points to 20.0 percent, and adjusted segment EBITDA margin dropped 160 basis points to 24.7 percent. Total restructuring in the quarter was $12 million, with a total of $31 million year-to-date.

2020 Outlook

Management has updated the full year 2020 outlook to reflect the dynamic demand environment associated with global economic reopening and the stronger cost savings impacts. GAAP earnings per share guidance is $2.80 to $2.95. Adjusted earnings per share guidance, which excludes restructuring actions and related costs, is $3.20 to $3.35, compared to prior guidance of $3.00 to $3.20. This increase primarily reflects the aggressive restructuring reset actions and COVID-19 related cost containment actions positively impacting profitability. Total restructuring actions for the year are now expected to be approximately $300 million, an increase of $20 million from the previous guidance. Share repurchases remain suspended, and total approximately $950 million. There is no change in the dividend outlook. Lastly, capital expenditures remain unchanged at $550 million.
The following table presents the updated 2020 guidance framework:

Sales Growth Guidance		EPS and Cash Flow Guidance
		GAAP EPS	$2.80 - $2.95
Net Sales Growth	(10%) - (9%)	Adjusted EPS	$3.20 - $3.35
Automation Solutions	(10%) - (8%)	Tax Rate	~20%
Commercial & Residential Solutions	(11%) - (9%)	Operating Cash Flow	~$2.8B
Underlying Sales Growth	(9%) - (7.5%)	Free Cash Flow	~$2.25B
Automation Solutions	(9%) - (7%)	Capital Expenditures	~$550M
Commercial & Residential Solutions	(10%) - (8%)	Share Repurchases	~$950M
This updated guidance assumes, among other items, a continued challenging but steadily improving demand environment in the fourth quarter. We still expect revenue to return to growth in either the second or third quarter of 2021. The updated guidance also assumes no major operational or supply chain disruptions. Lastly, the guidance assumes no changes in discrete tax items and assumes oil prices remain in the approximately $35 to $45 range during that time period.
"As the fiscal year rapidly comes to a close and economies continue to reopen, we remain laser focused on driving long-term value creation for all of our stakeholders - customers, employees, communities, and shareholders," Farr concluded. "I firmly believe that we will emerge from this pandemic a stronger, leaner, and more agile organization, poised to partner with our customers and capitalize on the macro trends accelerated by COVID-19: automation, efficiency, digitization, and emissions measurement and management. The challenging repositioning work we are engaged in now positions Emerson for long-term outperformance as the world's economies emerge from this historic COVID-19 chapter."

Upcoming Investor Events
Today, beginning at 2 p.m. Eastern Time, Emerson management will discuss the third quarter 2020 results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2019	2020	Change

Net sales	$4,684	$3,914	(16)%
Costs and expenses:
Cost of sales	2,683	2,296
SG&A expenses	1,126	934
Other deductions, net	65	181
Interest expense, net	43	45
Earnings before income taxes	767	458	(40)%
Income taxes	155	51
Net earnings	612	407
Less: Noncontrolling interests in earnings of subsidiaries	8	8
Net earnings common stockholders	$604	$399	(34)%

Diluted avg. shares outstanding	619.0	600.0

Diluted earnings per share common share	$0.97	$0.67	(31)%

	Quarter Ended June 30
	2019	2020
Other deductions, net
Amortization of intangibles	$60	$60
Restructuring costs	20	88
Other	(15)	33
Total	$65	$181

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2019	2020	Change

Net sales	$13,401	$12,227	(9)%
Costs and expenses:
Cost of sales	7,714	7,100
SG&A expenses	3,348	3,040
Other deductions, net	172	401
Interest expense, net	134	116
Earnings before income taxes	2,033	1,570	(23)%
Income taxes	429	310
Net earnings	1,604	1,260
Less: Noncontrolling interests in earnings of subsidiaries	15	18
Net earnings common stockholders	$1,589	$1,242	(22)%

Diluted avg. shares outstanding	621.6	608.4

Diluted earnings per share common share	$2.55	$2.04	(20)%

	Nine Months Ended June 30
	2019	2020
Other deductions, net
Amortization of intangibles	$177	$178
Restructuring costs	40	216
Special advisory fees	—	13
Other	(45)	(6)
Total	$172	$401

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2019	2020
Assets
Cash and equivalents	$1,603	$2,450
Receivables, net	2,901	2,512
Inventories	2,061	2,102
Other current assets	785	815
Total current assets	7,350	7,879
Property, plant & equipment, net	3,614	3,565
Goodwill	6,544	6,624
Other intangible assets	2,691	2,488
Other	1,118	1,174
Total assets	$21,317	$21,730

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,877	$1,725
Accounts payable	1,785	1,426
Accrued expenses	2,556	2,834
Total current liabilities	6,218	5,985
Long-term debt	4,336	5,500
Other liabilities	1,959	2,367
Total equity	8,804	7,878
Total liabilities and equity	$21,317	$21,730

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2019	2020
Operating activities
Net earnings	$1,604	$1,260
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	609	631
Stock compensation	83	69
Pension expense	(1)	50
Changes in operating working capital	(352)	(86)
Other, net	(141)	(70)
Cash provided by operating activities	1,802	1,854

Investing activities
Capital expenditures	(395)	(329)
Purchases of businesses, net of cash and equivalents acquired	(385)	(114)
Divestitures of businesses	10	—
Other, net	(91)	(65)
Cash used in investing activities	(861)	(508)

Financing activities
Net increase in short-term borrowings	427	269
Proceeds from short-term borrowings greater than three months	—	546
Payments of short-term borrowings greater than three months	—	(340)
Proceeds from long-term debt	1,691	1,488
Payments of long-term debt	(655)	(502)
Dividends paid	(909)	(910)
Purchases of common stock	(1,000)	(942)
Other, net	21	28
Cash used in financing activities	(425)	(363)

Effect of exchange rate changes on cash and equivalents	(6)	(27)
Increase in cash and equivalents	510	956
Beginning cash and equivalents	1,093	1,494
Ending cash and equivalents	$1,603	$2,450

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2019	2020
Sales
Automation Solutions	$3,025	$2,589

Climate Technologies	1,199	970
Tools & Home Products	463	357
Commercial & Residential Solutions	1,662	1,327

Eliminations	(3)	(2)
Net sales	$4,684	$3,914

Earnings
Automation Solutions	$477	$311

Climate Technologies	278	195
Tools & Home Products	93	58
Commercial & Residential Solutions	371	253

Stock compensation	(31)	(51)
Unallocated pension and postretirement costs	27	12
Corporate and other	(34)	(22)
Interest expense, net	(43)	(45)
Earnings before income taxes	$767	$458

Restructuring costs
Automation Solutions	$15	$76

Climate Technologies	4	5
Tools & Home Products	1	4
Commercial & Residential Solutions	5	9

Corporate	—	3
Total	$20	$88
The table above does not include $6 of costs related to restructuring actions that were reported in cost of sales in the third quarter of fiscal 2020.

Depreciation and Amortization
Automation Solutions	$133	$137

Climate Technologies	42	44
Tools & Home Products	18	20
Commercial & Residential Solutions	60	64

Corporate and other	10	8
Total	$203	$209

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2019	2020
Sales
Automation Solutions	$8,834	$8,150

Climate Technologies	3,171	2,869
Tools & Home Products	1,390	1,219
Commercial & Residential Solutions	4,561	4,088

Eliminations	6	(11)
Net sales	$13,401	$12,227

Earnings
Automation Solutions	$1,328	$1,012

Climate Technologies	650	563
Tools & Home Products	286	233
Commercial & Residential Solutions	936	796

Stock compensation	(83)	(69)
Unallocated pension and postretirement costs	81	37
Corporate and other	(95)	(90)
Interest expense, net	(134)	(116)
Earnings before income taxes	$2,033	$1,570

Restructuring costs
Automation Solutions	$26	$182

Climate Technologies	8	14
Tools & Home Products	5	12
Commercial & Residential Solutions	13	26

Corporate	1	8
Total	$40	$216
The table above does not include $15 of costs related to restructuring actions that were reported in cost of sales for the nine months ended June 30, 2020.

Depreciation and Amortization
Automation Solutions	$393	$414

Climate Technologies	132	133
Tools & Home Products	54	58
Commercial & Residential Solutions	186	191

Corporate and other	30	26
Total	$609	$631

Reconciliations of Non-GAAP Financial Measures & Other				Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q3 2020 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	(14)%	(20)%	(16)%
(Favorable) / Unfavorable FX	1%	1%	1%
Acquisitions / Divestitures	—%	—%	—%
Underlying*	(13)%	(19)%	(15)%

FY 2020E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	(10)% - (8)%	(11)% - (9)%	(10)% - (9)%
(Favorable) / Unfavorable FX	~ 1%	~ 1%	1% - 1.5%
Acquisitions / Divestitures	~ -%	~ -%	~ -%
Underlying*	(9)% - (7)%	(10)% - (8)%	(9)% - (7.5)%

Earnings Per Share	Q3 FY20E	Q3 FY20
Earnings per share (GAAP)	$0.43 - $0.51	$0.67
Restructuring and related charges	~ 0.13	0.13
Adjusted earnings per share*	$0.56 - $0.64	$0.80

Earnings Per Share	FY2020E Prior Guidance	FY2020E
Earnings per share (GAAP)	$2.62 - $2.82	$2.80 - $2.95
Restructuring and related charges	~ 0.38	~ 0.40
Adjusted earnings per share*	$3.00 - $3.20	$3.20 - $3.35

EBIT Margin	Q3 FY19	Q3 FY20	Change
Pretax margin (GAAP)	16.4%	11.7%	(470) bps
Interest expense, net	0.9%	1.2%	30 bps
Earnings before interest and taxes margin*	17.3%	12.9%	(440) bps
Restructuring and related charges	0.4%	2.4%	200 bps
Adjusted earnings before interest and taxes margin*	17.7%	15.3%	(240) bps

Automation Solutions Segment EBIT Margin	Q3 FY19	Q3 FY20	Change
Automation Solutions Segment EBIT margin (GAAP)	15.7%	12.0%	(370) bps
Restructuring charges impact	0.6%	3.1%	250 bps
Automation Solutions Adjusted Segment EBIT margin*	16.3%	15.1%	(120) bps
Depreciation / amortization	4.4%	5.3%	90 bps
Automation Solutions Adjusted Segment EBITDA margin*	20.7%	20.4%	(30) bps

- more -

Commercial & Residential EBIT Margin	Q3 FY19	Q3 FY20	Change
Commercial & Residential EBIT margin (GAAP)	22.4%	19.1%	(330) bps
Restructuring charges impact	0.3%	0.9%	60 bps
Commercial & Residential Adjusted EBIT margin*	22.7%	20.0%	(270) bps
Depreciation / amortization	3.6%	4.7%	110 bps
Commercial & Residential Adjusted EBITDA margin*	26.3%	24.7%	(160) bps

Q3 Cash Flow	Q3 FY19	Q3 FY20	Change	% Change
Operating cash flow (GAAP)	$946	$842	$(104)	(11)%
Capital expenditures	(121)	(104)	17	—%
Free cash flow*	$825	$738	$(87)	(11)%

Q3 Year-To-Date Cash Flow	FY 2019	FY 2020	Change	% Change
Operating cash flow (GAAP)	$1,802	$1,854	$52	3%
Capital expenditures	(395)	(329)	66	5%
Free cash flow*	$1,407	$1,525	$118	8%

FY 2020E Cash Flow	FY 2020E
Operating cash flow (GAAP)	~ $2,800
Capital expenditures	~ (550)
Free cash flow*	~ $2,250

Cash Flow to Net Earnings Conversion	Q3 FY20
Operating cash flow to net earnings (GAAP)	207%
Capital expenditures	(26)%
Free cash flow to net earnings*	181%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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